Exhibit 99.1
Consolidated Financial Statements
Bluestar Resources Limited
Years ended December 31, 2006 and 2005
with Report of Independent Auditors

Bluestar Resources Limited
Consolidated Financial Statements

Report of Independent Auditors
The Board of Directors of
Bluestar Resources Limited
We have audited the accompanying consolidated balance sheets of Bluestar Resources Limited as of December 31, 2006 and 2005 and the related consolidated statements of income, shareholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bluestar Resources Limited at December 31, 2006 and 2005 and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with United States generally accepted accounting principles.

/s/ S.R. BATLIBOI & ASSOCIATES

Mumbai, India
March 26, 2007

Bluestar Resources Limited
Consolidated Balance Sheets

	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$365,845	$620,291
Accounts receivable, net	3,669,170	2,879,436
Amounts due from related parties	6,638,631	2,150,586
Employee receivables	12,619	147,433
Prepaid expenses	166,322	274,126
Deferred tax assets	58,267	41,203
Other current assets	125,092	2,320

Total current assets	11,035,946	6,115,395

Property and equipment, net	1,233,318	1,570,317
Rental and other deposits	427,859	316,686
Deferred tax assets	36,799	35,279
Investments in bank deposits	—	223,476

Total assets	$12,733,922	$8,261,153

Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	$557,766	$401,203
Accrued employee costs	793,470	532,993
Obligations under capital leases – current	134,097	117,542
Lines of credit	500,399	1,390,869
Long term debt – current	192,183	179,406
Amounts due to related parties	—	112,855
Deferred tax liabilities	1,196,398	564,829
Income taxes payable	94,624	123,405
Other current liabilities	281,094	279,974

Total current liabilities	3,750,031	3,703,076

Long term debt – non-current	197,047	238,841
Obligation under capital leases – non-current	305,782	423,138

Commitments and contingencies

Preference shares issued by a subsidiary	650,000	—

Shareholder’s equity
Common stock, (par value $1 per share; 10,000 shares authorized; 10,000 shares issued and outstanding at December 31, 2006)	10,000	10,000
Additional paid-in-capital	780,107	780,107
Receivable from shareholder	(10,000)	(10,000)
Retained earnings	6,815,014	3,157,330
Accumulated other comprehensive income (loss)	235,941	(41,339)

Total Shareholder’s equity	7,831,062	3,896,098

Total liabilities and shareholder’s equity	$12,733,922	$8,261,153

See accompanying notes.

Bluestar Resources Limited
Consolidated Statements of Income

	Years ended December 31,
	2006	2005

Revenue
Third parties	$18,716,646	$12,328,480
Related parties	101,136	—

	18,817,782	12,328,480

Cost of revenue	9,946,685	7,321,395

Gross profit	8,871,097	5,007,085

Selling, general and administrative expenses	3,704,263	2,562,228

Operating income	5,166,834	2,444,857

Interest expense	171,303	115,849
Other income (expense)	(585,202)	5,429

Income before income taxes	4,410,329	2,334,437

Provision for income taxes	726,212	331,864

Net income	$3,684,117	$2,002,573

See accompanying notes.

Bluestar Resources Limited
Consolidated Statements of Shareholder’s Equity
Years ended December 31, 2006 and 2005

						Accumulated
			Additional	Receivable		other	Total
	Common stock		paid-in-	from	Retained	comprehensive	shareholder’s
	Number	Par value	Capital	shareholder	Earnings	income (loss)	equity

Balance at January 1, 2005	10,000	10,000	760,962	(10,000)	1,154,757	9,960	1,925,679
Issue of shares by Focus India			19,145				19,145
Comprehensive income:
Net income		—			2,002,573		2,002,573
Foreign currency translation						(51,299)	(51,299)

Comprehensive income							1,951,274

Balances at December 31, 2005	—	10,000	780,107	(10,000)	3,157,330	(41,339)	3,896,098
Dividend on preference shares of subsidiary					(26,433)		(26,433)
Comprehensive income:
Net income		—			3,684,117		3,684,117
Foreign currency translation						277,280	277,280

Comprehensive income							3,961,397

Balances at December 31, 2006	10,000	$10,000	$780,107	$(10,000)	$6,815,014	$235,941	$7,831,062

Bluestar Resources Limited
Consolidated Statements of Cash Flows

	Years ended December 31,
	2006	2005

Cash flow from operating activities
Net income	$3,684,117	$2,002,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	658,119	557,976
Loss on sale of property and equipment	32,153	—
Allowance for doubtful accounts	30,755	102,242
Preference shares of a subsidiary	650,000	—
(Gain) loss on forward currency contracts	(109,229)	80,237
Deferred taxes	589,809	234,714

	5,535,724	2,977,742

Changes in operating assets and liabilities:
Accounts receivables	(820,484)	(1,466,444)
Employee receivables	134,955	47,361
Prepaid expenses	116,671	(226,449)
Other current assets	(31,115)	3,115
Rental and other deposits	(101,100)	249,283
Accounts payable	112,447	2,575
Accrued employee costs	280,577	34,306
Income taxes payable	(26,726)	72,824
Other current liabilities	(669)	202,312

Net cash provided by operating activities	5,200,280	1,896,625

Cash flows from investing activities
Proceeds from (Investments in) bank deposits	220,377	(229,019)
Purchase of property and equipment	(334,815)	(467,629)
Proceeds from sale of property and equipment	77,918	—

Net cash provided by (used in) investing activities	(36,520)	(696,648)

Cash flows from financing activities
Net change in amounts due from related parties	(4,472,146)	(1,607,587)
Repayment of debt	(38,183)	(122,351)
Net change in lines of credit	(895,216)	921,958
Principal payments under capital leases	(179,607)	(65,406)
Proceeds from issuance of equity shares by Focus India	—	19,145

Net cash provided by financing activities	(5,585,152)	(854,241)

Effect of exchange rate changes on cash and cash equivalents	166,946	(6,428)

Increase (decrease) in cash and cash equivalents	(254,446)	339,308
Cash and cash equivalents at the beginning of year	620,291	280,983

Cash and cash equivalents at the end of year	$365,845	$620,291

Supplemental disclosure of cash flow information:
Assets acquired under capital leases	$81,715	$618,111
Cash paid for interest	$171,303	$115,871
Cash paid for income taxes	$163,129	$39,704
See accompanying notes.

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
1. Organization and Nature of Business
Focus Enterprises Limited, a Delaware corporation, doing business as Focus Infomatics, Inc. (“Focus USA”) is engaged in providing medical transcription services to customers in the United States. Focus USA outsources most of its activities to Focus Infosys India Private Limited, an Indian company, (“Focus India”). Focus USA and Focus India were wholly owned subsidiaries of Focus Enterprises Limited, a company incorporated in the British Virgin Islands (“FEL”).
In June 2006, the shares of Focus USA and Focus India were transferred to Bluestar Options Inc., a company incorporated in May 2006 in the British Virgin Islands. Bluestar Options, Inc. is a wholly owned subsidiary of Bluestar Resources Limited, a company incorporated in May 2006 in the British Virgin Islands. Bluestar Resources Limited (“BSR”) is wholly owned by Bethany Advisors, Inc., a company incorporated in the British Virgin Islands. Bethany Advisors, Inc. is owned by a trust organized in Liechtenstein. BSR and Bluestar Options, Inc. are holding companies.
2. Summary of Significant Accounting Policies
Basis of Preparation
These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’).
The accompanying consolidated financial statements include the accounts of Bluestar Resources, Limited, its wholly-owned subsidiaries, Bluestar Options, Inc., Focus USA and Focus India (collectively, the “Company”). All significant inter company balances and transactions have been eliminated on consolidation.
BSR and FEL are entities under common control. Accordingly, the transfer of Focus USA and Focus India from FEL to Bluestar Options Inc. has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the historical financial periods prior to the incorporation of BSR include the financial information of Focus USA and Focus India, presented as if the transfer of shares had occurred at the beginning of the periods presented.
In August 2004, Focus India incorporated a wholly-owned subsidiary Focus Softek Limited, a company incorporated in India and research and development activity related to software that was being developed by Focus India was transferred to this subsidiary. In March 2006, the subsidiary was transferred to Focus Telecall, a subsidiary of FEL. Focus Telecall and Focus India are companies under common control and, accordingly, net assets and operations of Focus Softek have been excluded from the accompanying consolidated financial statements from the date of formation of Focus Softek.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Foreign Currency translation
The Company’s reporting currency is the United States Dollar (“US$”).
The functional currency of Bluestar Resources Limited, Bluestar Options, Inc. and Focus USA is the US$. Focus India’s functional currency is the Indian Rupee (“Rs”). For purposes of the consolidated financial statements, Focus India’s assets and liabilities are translated into US$ at the exchange rate in effect at the

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
balance sheet date, while revenue and expenses are translated at average exchange rates prevailing during the year. Translation adjustments are reported as a component of accumulated other comprehensive income (loss), a component of shareholder’s equity.
Accumulated other comprehensive income (loss) comprises entirely the foreign currency translation adjustment.
Revenue
The Company derives revenue primarily from medical transcription services. Revenue from medical transcription services is recognized on the basis of agreed contractual unit rates per line transcribed or edited. Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the fee is determinable and collectibility is reasonably assured.
Cost of revenue
Cost of revenue primarily includes salaries and related costs, payments to contract employees, data link expenses, and depreciation and amortization on property and equipment used to provide medical transcription services.
Cash and cash equivalents
Cash and cash equivalents comprise cash at banks and in hand, and short-term deposits with an original maturity of three months or less.
Accounts receivable
Accounts receivable are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts represents management’s best estimate of receivables that are doubtful of recovery, based on historical write-off experience and ongoing evaluation of the customers’ credit worthiness.
The changes in the allowances for doubtful accounts for the years ended December 31, 2006 and 2005 were as follows:

	Year ended December 31,
	2006	2005

Balance at the beginning of the year	$102,242	$—
Charged to operations	122,375	137,259
Write off, net of collections	—	(35,017)
Reversal	(91,620)	—

Balance at the end of the year	$132,997	$102,242

Property and equipment
Property and equipment, including assets recorded under capital leases, are stated at cost. Depreciation and amortization includes the amortization charge relating to assets recorded under capital leases and is computed using the straight line method over the estimated useful life of the assets, which are as follows:

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005

Assets Description	Asset Life (in years)
Computers and software	3 – 5
Furniture and fixtures	7
Office equipment	3 – 7
Transcription equipment	1
Quality monitoring equipment	5 – 6
Vehicles	5
Property and equipment are reviewed for impairment if indicators of impairment arise. The evaluation of impairment is based upon a comparison of the carrying amount of the property and equipment to the estimated future undiscounted net cash flows expected to be generated by the property and equipment. If the estimated future undiscounted cash flows are less than the carrying amount of the property and equipment, the asset is considered impaired. The impairment expense is determined by comparing the estimated fair value of the property and equipment to its carrying value, with any shortfall from fair value recognized as an expense in the current period.
Property and equipment are reviewed for impairment if indicators of impairment arise. The evaluation of impairment is based upon a comparison of the carrying amount of the property and equipment to the estimated future undiscounted net cash flows expected to be generated by the property and equipment. If the estimated future undiscounted cash flows are less than the carrying amount of the property and equipment, the asset is considered impaired. The impairment expense is determined by comparing the estimated fair value of the property and equipment to its carrying value, with any shortfall from fair value recognized as an expense in the current period.
Derivative financial instruments
The Company’s derivative financial instruments comprise forward currency contracts entered into by Focus India to manage its foreign currency exposures, arising from receivables from Focus USA.
The Company accounts for its derivative financial instruments in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended. SFAS 133 requires the Company to recognize all derivatives at fair value. Although the Company believes that the derivatives are economic hedges, they do not meet the requirements under SFAS 133 for hedge accounting and, accordingly, recognizes the changes in fair value through earnings.
Changes in fair values of the Company’s forward currency contracts resulted in a gain of $109,229 and loss of $80,237 during the years ended December 31, 2006 and 2005, respectively, which have been included in other income (expense) in the consolidated statements of income.
The fair values of the Company’s forward currency contracts at December 31, 2006 and 2005 were $88,203 and $(23,424), respectively. The derivative asset is included in other current assets at December 31, 2006 and the liability is recorded in other current liabilities at December 31, 2005.
Income taxes
The Company applies the asset and liability method of accounting for income taxes as described in Statement of Financial Accounting Standards (‘SFAS’) No. 109, “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company evaluates potential exposures related to tax contingencies or claims made by the tax authorities in various jurisdictions and determines if a reserve is required.

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Fair value of the financial instruments
The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivables, accounts payable and other current assets or current liabilities approximates their fair value due to short maturity of these items. The carrying value of the Company’s debt also approximates its fair value.
Employee benefits
Defined contribution plan
Eligible employees of Focus India receive benefits from a Provident Fund, administered by the Government of India, which is a defined contribution plan. Both the employees and Focus India make monthly contributions to the Provident Fund equal to a specified percentage of the eligible employees’ salary. Focus India has no further obligation beyond the contributions made to the plan. Contributions are charged to income in the year in which they accrue and are included in the consolidated statements of income.
Defined benefit plan
Employees in India are entitled to benefits under the Payment of Gratuity Act, 1972, a defined benefit retirement plan covering eligible employees of Focus India. The plan provides for a lump-sum payment to eligible employees at retirement, death, and incapacitation or on termination of employment, of an amount based on the respective employee’s salary and tenure of employment. The gratuity liability and net periodic gratuity cost have been actuarially determined after considering discount rates, and increases in compensation levels.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, rental deposits, bank deposits and accounts receivable. Cash and cash equivalents and bank deposits are invested with financial institutions and banks having high investment grade credit ratings. Accounts receivable are unsecured and the Company monitors the credit worthiness of its customers to whom it grants credit terms in the normal course of its business and, generally, no collateral is required. Management believes there is no significant risk of loss in the event of non-performance of the counter parties to these financial instruments other than for amounts already provided for in the financial statements.
Recently issued accounting standards
In September 2006, the Financial Accounting Standard Board (FASB) issued SFAS No.157, “Fair Value Measurements”. SFAS No. 157 defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 provides guidance on the determination of fair value, and establishes a fair value hierarchy for assessing the sources of information used in fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this pronouncement on its financial statements.
In 2006, the FASB issued SFAS No. 158 “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of SFAS Nos. 87, 88, 106, and 132(R). SFAS No. 158 requires a company

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
to recognize, on the balance sheet, the funded status of pension and other postretirement benefit plans and recognize actuarial gains and losses, prior service cost, and any remaining transition amounts from the initial application of SFAS Nos. 87 and 106 when recognizing a plan’s funded status, with the offset to accumulated other comprehensive income. SFAS No 158 is applicable to the Company as of the end of the fiscal year ending after June 15, 2007 (March 31, 2008). SFAS No. 158 will also require fiscal-year-end measurements of plan assets and benefit obligations. The new Statement amends SFAS Nos. 87, 88, 106, and 132R, but retains most of their measurement and disclosure guidance and will not change the amounts recognized in the income statement as net periodic benefit cost. The Company believes that the adoption of SFAS No. 158 will not have a material impact on its financial statements.
In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, an interpretation of SFAS No. 109, to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 as of January 1, 2007, as required. The Company is currently evaluating the effect, if any, that the adoption of FIN 48 will have on the Company’s financial position and results of operations.
3. Property and equipment, net
The major classes of property and equipment are as follows:

	December 31,
	2006	2005

Computers and software	$2,413,135	$2,314,931
Furniture and fixtures	335,788	272,909
Office equipment	573,159	489,227
Transcription equipment	91,232	75,957
Quality monitoring equipment	55,823	54,489
Vehicles	235,395	229,528

	3,704,532	3,437,041
Less: Accumulated depreciation and amortization	(2,471,214)	(1,866,724)

Property and equipment, net	$1,233,318	$1,570,317

Depreciation and amortization expenses were $658,119 and $557,976, respectively, for the years ended December 31, 2006 and 2005, respectively.
Assets under capital leases as at December 31, 2006 and 2005 were $773,682 and $692,041, respectively, and the related accumulated amortization was $145,474 and $138,408, respectively.
4. Income taxes
Bluestar Resources Limited and its subsidiaries other than Focus USA and Focus India are incorporated in the British Virgin Islands and are not liable to income-tax. Focus USA and Focus India are liable for income taxes in the United States of America and India, respectively.
Income (loss) before income taxes for the years ended December 31, 2006 and 2005 arose in the following jurisdictions:

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005

	Year ended December 31,
	2006	2005

India	$4,772,178	$2,209,658
United States	337,533	124,779
British Virgin Islands	(699,382)	—

	$4,410,329	$2,334,437

Income tax expense for the years ended December 31, 2006 and 2005 arising in the USA and India is as follows:

	Year ended December 31,
	2006	2005

India
Current tax expense	$—	$1,728
Deferred tax (benefit) expense	587,028	277,350

	587,028	279,078

United States
Current tax expense	136,403	95,422
Deferred tax expense (benefit)	2,781	(42,636)

	139,184	52,786

	$726,212	$331,864

Focus India is eligible to claim income-tax exemption with respect to profits earned from export revenue from an operating unit registered under the Software Technology Parks of India (‘STPI’). The benefit is available from the date of commencement of operations to March 31, 2009, subject to a maximum of 10 years. The deferred tax expense for India relates to temporary differences that are expected to reverse after the end of the tax holiday period. If the income tax exemption had not been available to Focus India, the tax expense at the Indian statutory rates would have been approximately $1.6 million.
Focus USA is liable for US federal and state income taxes.
The components of deferred tax assets and liabilities are as follows:

	December 31,
	2006	2005

Deferred tax assets
Property and equipment	$36,799	$35,279
Allowance for doubtful accounts	58,267	41,203

Total deferred tax assets	$95,066	$76,482

Deferred tax liabilities
Property and equipment	8,257	—
Undistributed earnings of foreign subsidiaries	1,168,583	551,182
Other	19,558	13,647

Total deferred tax liabilities	$1,196,398	$564,829

Net deferred tax liabilities	$1,101,332	$488,347

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
The classification of deferred tax assets (liabilities) is as follows:

	December 31,
	2006	2005

Current
Deferred tax assets	$58,267	$41,203
Deferred tax liabilities	(1,196,398)	(564,829)

Total	(1,138,131)	(523,626)

Non current
Deferred tax assets	36,799	35,279

Total non current deferred tax assets	$36,799	$35,279

Focus USA and Focus India are two distinct tax entities that file income tax returns in separate tax jurisdictions, and, accordingly, deferred tax assets and liabilities of Focus USA and Focus India have not been netted.
5. Retirement benefits
Defined contribution plan
During the years ended December 31, 2006 and 2005 Focus India contributed $76,401 and $54,114, respectively, to the defined contribution plan.
Defined benefit plan – Gratuity

	Year ended December 31,
	2006	2005

Change in projected benefit obligations
Obligations at beginning of the year	$34,331	$29,664
Service Cost	37,463	15,530
Interest cost	2,638	2,152
Benefits settled	(1,308)	(734)
Actuarial gain	(14,026)	(11,316)
Foreign currency translation	841	(965)

Benefit obligations/accrual at the end of the year	59,939	34,331

Net periodic gratuity cost
Service cost	$37,463	$15,530
Interest cost	2,638	2,152
Actuarial gain	(14,026)	(11,316)

Net periodic gratuity cost	$26,075	$6,366

The assumptions used in accounting for the gratuity plan are set out as below:

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005

	2006	2005
Discount factor	7.50%	7.50%
Rate of increase in the compensation levels	6.00%	6.00%
Focus India evaluates these assumptions annually based on its long-term plans of growth and industry standards. Currently, there is no requirement for funding of the gratuity plan in India and, accordingly, Focus India’s gratuity plan is unfunded at December 31, 2006 and 2005. The accumulated benefit obligation amounted to $25,129 and $14,394 at December 31, 2006 and 2005, respectively. There is no unrecognized net actuarial loss at December 31, 2006 and 2005.
The expected benefit payments as of December 31, 2006 are as follows:

Year ending December 31,
2007	$1,647
2008	1,894
2009	2,178
2010	2,505
2011	2,881
2012-2016	12,770

$23,875

6. Lines of credit
Focus India has a line of credit with a bank to borrow upto Rs. 10 million (approximately $227,000) that is secured by accounts receivable and certain other assets. The facility is repayable on demand, is renewable annually and bears interest of 10.75% per annum. The amount outstanding under this facility amounted to $200,399 and $191,077 at December 31, 2006 and 2005, respectively.
In addition, Focus USA has a line of credit with a bank to borrow upto $1.5 million that is secured by all its assets and is guaranteed by a director of Focus USA. The facility is repayable on demand, is renewable annually and bears interest of 8.25% per annum. The amount outstanding under this facility amounted to $300,000 and $1,199,792 at December 31, 2006 and 2005, respectively.
7. Long-term debt

	December 31,
	2006	2005

Term loans (a)	$85,717	$204,701
Vehicle and equipment loans (b)	303,513	213,546

	389,230	418,247
Less: Current portion	192,183	179,406

	$197,047	$238,841

(a)	Focus India has a term loan with a bank that is secured by Focus India’s property and equipment other than for vehicles and certain other specified assets. The amounts outstanding under this loan amounted to $85,717 and $195,394 at December 31, 2006 and 2005, respectively. This loan bears interest at 12.25% per annum and is payable in quarterly installments of $28,332 through September 2007. Focus India had another term loan with this bank that was secured by its accounts receivable. This loan bore interest at 12.25% per annum and was repaid during the year ended December 31, 2006.

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005

(b)	Focus India has loans with different banks that were used to pay for the acquisition of vehicles and computer equipment. These loans bear interest at rates ranging from 6.47% per annum to 10.62% per annum and are secured by the equipment and vehicles. Amounts outstanding under these loan are payable in monthly installments through December 2010.
The maturity schedule of long term debt outstanding as of December 31, 2006 is set out as below:

Due in the year ending December 31,	Year
2007		$192,183
2008		107,570
2009		54,833
2010		24,953
2011		9,691

Total	$	_389,230

8. Shareholder’s equity
The holder of each share of common stock of Bluestar Resources Limited is entitled to one vote per share.
9. Preference shares issued by a subsidiary
In June 2006, Bluestar Options, Inc., a wholly owned subsidiary of the Company, issued 650,000 preference shares. The preference shares were redeemable at their par value of $650,000 plus accrued dividends, at the option of the Company, prior to September 2007. The preference shareholder had the option to convert these shares into 650,000 ordinary shares of Bluestar Options, Inc.
The preference shares were redeemed in January 2007. The Company recorded $650,000 as preference shares issued by a subsidiary (outside shareholder’s equity) and as an expense included in other income (expense).
The preference shares carried a coupon of 8% per annum and the accrued amount through December 31, 2006 of $26,433 has been charged to shareholder’s equity as a dividend on those preference shares and included in other current liabilities.
10. Related party transactions
Amounts due from related parties represent amounts due from
(a)	FEL and subsidiaries of FEL for (i) advances made to them, (ii) amounts due in respect of expenses allocated to the subsidiaries of FEL and (iii) amounts due for expenses paid on behalf of the subsidiaries of FEL,

(b)	A director of Focus USA and Focus India and

(c)	Entities with whom a director of Focus USA and Focus India is associated.
Amounts due to related parties represent amounts payable to entities with whom a director of the Company is associated.
Interest is not payable or receivable on amounts due to and from related parties and all related party amounts are receivable/payable on demand.

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Related party transactions are summarized below:

	Advances made, revenues,
	expenses allocated and expenses
	paid during the		Receivable (payable) at
	year ended December 31,		December 31
	2006	2005	2006	2005

Amounts due from related parties
- FEL	(50,089)		$62,604	$112,693
- Subsidiaries of FEL	4,781,817	825,851	6,304,418	1,623,737
- Director	126,373	(57,436)	271,609	137,357
- Entities associated with a Director	(276,799)	267,323	—	276,799

			$6,638,631	$2,150,586

Amounts due to related parties

- Entities associated with a Director			$—	$112,855

In accordance with the provisions of an agreement the Company has with Focus Softek Limited, Focus Softek is required to provide free software maintenance to Focus India until March 2011.
11. Commitments and contingencies
Leases
Focus India and Focus USA have entered into capital leases principally for computers and vehicles and, operating leases for office premises and equipment. These capital leases give the Company the option to purchase these assets at a nominal value at the end of the lease period.
Future minimum lease payments under capital leases and non-cancelable operating leases consisted of the following at December 31, 2006:

Years ending December 31,	Capital leases	Operating leases
2007	$169,511	$398,757
2008	156,730	315,519
2009	109,985	176,395
2010	56,886	106,665
2011		9,338

Total minimum lease payments	493,112	$1,006,674

Amounts representing interest	(53,233)

Present value of minimum lease payments	$439,879

Rent expense for the years ended December 31, 2006 and 2005 was $325,619 and $277,083, respectively.

Bluestar Resources Limited
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Bank guarantees
Focus India’s bankers have provided guarantees in favour of the Department of Excise and Customs of India. These guarantees are provided for availing the excise and custom duty exemption for importing capital goods into India and the amount of the bank guarantees furnished was $19,146 and $18,699 as of December 31, 2006 and December 31, 2005, respectively.
Taxes
Capital gains on transfer of shares of an Indian entity may attract capital gains or related taxes for the transferor. If the Indian tax authorities assess capital gains taxes and the transferor is unable to satisfy that liability, the Indian tax authorities may consider the Indian company liable for such taxes. However, the Company believes that the transfer of shares of Focus India from Focus Enterprises Limited to the Company is a demerger in the British Virgin Islands, and therefore exempt from capital gains taxes. Accordingly, no provision for such taxes has been made in the consolidated financial statements.
12. Subsequent events
In January 2007 and March 2007, Bluestar Resources Limited paid dividends of $5.78 million and $1.32 million, respectively, to its shareholder, Bethany Advisors, Inc.
In February 2007, the Finance Ministry of India proposed changes to tax rules, which if enacted, could levy a minimum alternative tax based on the revenues of Focus India. The Company has not evaluated the impact of this proposed rule, nor has it concluded whether the payment of such tax would be available as a credit beyond the tax holiday period of Focus India ending in 2009.
In March 2007, Bethany Advisors, Inc., the parent of the Company, entered into a Share Purchase Agreement with Nuance Communications, Inc., a company based in the United States, for Nuance Communications, Inc to acquire all of the shares of the Company. The agreement is subject to certain closing conditions.